UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2011
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5	95134
San Jose, California
(Address of Principal Executive Offices)	(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On February 2, 2011, Cadence Design Systems, Inc. (“Cadence’) issued a press release announcing its financial results for the fourth quarter and fiscal year ended January 1, 2011.
A copy of the press release is attached hereto as Exhibit 99.01, and is incorporated herein by reference.

Item 2.05.	Costs Associated with Exit or Disposal Activities.
On January 27, 2011, Cadence commenced a restructuring plan. Upon completion of the restructuring plan, Cadence expects to achieve annual operating expense savings of approximately $14 million, through a combination of workforce and other expense reductions.
Cadence expects to eliminate approximately 2% of its full-time positions. Cadence recorded a restructuring charge of approximately $13 million, on a pre-tax basis, during the fourth quarter of 2010, and expects to record an additional restructuring charge of $1 million to $2 million in the first quarter of 2011. The majority of the restructuring charge is for employee-related costs and costs related to facilities reductions that will result in future cash expenditures. Included in the charge recorded in the fourth quarter of 2010 are non-cash restructuring charges related to assets Cadence determined were impaired or assets Cadence abandoned due to these restructuring activities. Because of varying regulations in the jurisdictions and countries in which Cadence operates, these workforce reductions will be realized over a period of time and are expected to be completed by the end of fiscal 2011.
Cadence expects that substantially all of the estimated restructuring plan-related annual operating expense savings will be offset by increased costs in connection with developing and enhancing its product technologies.
The statements above include forward-looking statements based upon current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. As such, readers are cautioned not to put undue reliance on these forward-looking statements, which are subject to a number of risks, uncertainties and other factors, including, among others, those that we have identified in our most recent Annual Report on Form 10-K for the year ended January 2, 2010 and Quarterly Report on Form 10-Q for the period ended October 2, 2010 and those identified in Cadence’s future filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.01	Press Release issued by Cadence Design Systems, Inc. on February 2, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 2, 2011

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.01	Press Release issued by Cadence Design Systems, Inc. on February 2, 2011.